Exhibit 99.1

                             Joint Filer Information

Name:                               Richard C. Perry

Address:                            c/o Perry Capital
                                    599 Lexington Avenue
                                    New York, NY 10022

Designated Filer:                   Perry Corp.

Issuer & Ticker Symbol:             Natus Medical, Inc. (Ticker: Baby)

Statement for Mo/Date/Year:         March 9, 2004


                                    PERRY CORP.


                                    By: /s/ Randall Borkenstein
                                        ----------------------------------------
                                        Name: Randall Borkenstein
                                        Title:  Managing Director and Chief
                                                Financial Officer

                                        Attorney-in-fact


Date: March 9, 2004